================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                  FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: October 1, 1997



                         TURBOSONIC TECHNOLOGIES, INC.
      ------------------------------------------------------------------
              (Exact name of Registrant as specified in charter)


    Delaware                        0-21832                     13-1949528
  ---------------            --------------------         ---------------------
  (State or other            (Commission File No.)            (IRS Employer
  jurisdiction of                                              Identification
  incorporation)                                               Number



11 Melanie Lane, East Hanover, New Jersey                07936
-------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (973) 884-4388
                                                     --------------


Sonic Environmental Systems, Inc.
141 New Road, Parsippany, New Jersey  07054
-------------------------------------------------------------------
(Former name or former address, if changed since last report)



================================================================================

Item 3.  Bankruptcy or Receivership

          As reported in Registrant's Current Report on Form 8-K, dated July 29, 1997, on July 3, 1997 the United States Bankruptcy Court for the District of New Jersey confirmed Registrant's first amended plan of reorganization, as modified (the "Plan").

          The Plan, among other matters, called for Registrant's consolidation (the "Consolidation") with Turbotak Technologies, Inc. ("Turbotak"), a privately-owned Canadian company engaged in the design, manufacture and servicing of air pollution control equipment, to form a company to be called TurboSonic Technologies, Inc. ("TurboSonic").

          The Consolidation was consummated on August 27, 1997 following the approval by Turbotak's shareholders of a plan of arrangement under Section 182 of the Ontario Business Corporations Act among Registrant, Registrant's wholly owned subsidiary, Sonic Canada, Inc. ("Sonic Canada") and Turbotak. Such approval was required by the terms of a Combination Agreement dated as of July 1, 1997 among Registrant, Sonic Canada and Turbotak.

          Upon the effectiveness of the Combination, Registrant changed its name to "TurboSonic Technologies, Inc." and all then outstanding shares of Registrant's Common Stock, as well as all then outstanding options and warrants to purchase shares of Registrant's Common Stock, were extinguished. The holders of then outstanding shares of Registrant's Common Stock thereupon became entitled to receive approximately 0.1328 of a share of TurboSonic Common Stock for each one share of Registrant's Common Stock held immediately prior to the effectiveness of the Combination.

          Following consummation of the Combination, Turbotak's shareholders, collectively, beneficially owned 82% of Registrant's then issued and outstanding shares of Common Stock, Registrant's former stockholders, collectively, beneficially owned approximately 12.6% of such outstanding Common Stock and creditors and others, collectively, beneficially owned the remainder of such Common Stock.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements

               (i)    Report of Ernst & Young, Chartered Accountants

               (ii) Consolidated Balance Sheets of Turbotak Technologies Inc. as at June 30, 1997 and 1996

               (iii) Consolidated Statements of Operations and Deficit of Turbotak Technologies Inc. for the years ended June 30, 1997, 1996 and 1995

               (iv) Consolidated Statements of Cash Flows of Turbotak Technologies Inc. for the years ended June 30, 1997, 1996 and 1995

               (v) Notes to Consolidated Financial Statements of Turbotak Technologies Inc.

          (b)  Pro Forma Financial Information

               (i)    Pro Forma Consolidated Balance Sheet (unaudited)

               (ii)   Pro Forma Consolidated Statements of Operations
                      (unaudited)

               (iii) Notes to Pro Forma Consolidated Financial Statements (unaudited)

          (c)  Exhibits

               2.1 Combination Agreement dated as of July 1, 1997 (the "Combination Agreement") among Registrant, Sonic Canada and Turbotak*.

               2.2 Plan of Arrangement under Section 182 of the Ontario Business Corporations Act of Registrant, Sonic Canada and Turbotak (Exhibit 2.1 to the Combination Agreement)*.

               2.3 Voting and Exchange Trust Agreement dated August 25, 1997 among Registrant, Sonic Canada and The Trust Company of Bank of Montreal (Exhibit 2.2 to the Combination Agreement)*.

               2.4 Support Agreement dated August 27, 1997 between Registrant and Sonic Canada (Exhibit 2.3 to the Combination Agreement).

               3.1 Certificate of Amendment to Registrant's Certificate of Incorporation*.

___________________________
* Denotes previously filed Exhibit

                    CONSOLIDATED FINANCIAL STATEMENTS


                    TURBOTAK TECHNOLOGIES INC.
                    [Expressed in United States dollars]




                    June 30, 1997


                                AUDITORS' REPORT



To the Board of Directors of
TURBOTAK TECHNOLOGIES INC.

We have audited the consolidated balance sheets of TURBOTAK TECHNOLOGIES INC. as at June 30, 1997 and 1996 and the consolidated statements of operations and deficit and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1997 and 1996 and the results of its operations and the changes in its cash flows for each of the three years in the period ended June 30, 1997 in accordance with accounting principles generally accepted in the United States.

We have reported, without reservation, to the shareholders under date of August 15, 1997 on the financial statements of the Company for the same periods prepared in accordance with accounting principles generally accepted in Canada. The significant differences in the accompanying financial statements arising from the application of accounting principles generally accepted in the United States as compared to those in Canada are: accounting for income taxes, calculation of earnings per share and the accounting for stock-based compensation.


Kitchener, Canada,

August 15, 1997 (except as to note 7                  /s/ Ernst & Young
which is as of August 29, 1997).                      Chartered Accountants

TURBOTAK TECHNOLOGIES INC.
[Incorporated under the laws of Ontario, Canada]

                          CONSOLIDATED BALANCE SHEETS


As at June 30                                 Expressed in United States dollars


                                                              1997       1996
                                                               $          $
-------------------------------------------------------------------------------

ASSETS
CURRENT
Cash                                                          406,847   137,406
Accounts receivable [note 2]                                  681,529   340,125
Advances to Sonic Environmental Systems, Inc. [note 13]        97,954        --
Income taxes recoverable                                           --    46,886
Inventories [note 3]                                           79,066    84,156
Deferred contract costs and unbilled revenue                  275,273    63,610
Other current assets                                          102,750    14,066
-------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                        1,643,419   686,249
-------------------------------------------------------------------------------
Cash held in trust [note 7]                                    69,229        --
Fixed assets [note 4]                                          70,217    74,277
Deposit and prepaid costs [note 5]                            362,811        --
-------------------------------------------------------------------------------
TOTAL ASSETS                                                2,145,676   760,526
===============================================================================

                                                                   1997         1996
                                                                     $            $
---------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued charges                               552,832      912,661
Accrued commissions                                                 59,483       28,836
Accrued professional fees                                           80,668           --
Deposit on common share offering [note 7]                          112,278           --
Interest payable on convertible debenture [note 6]                  51,927       52,567
Income taxes payable                                                12,703           --
Unearned revenue and contract advances                             250,679       92,781
---------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                        1,120,570    1,086,845
---------------------------------------------------------------------------------------
Convertible debt [note 6]                                          724,375      733,299
---------------------------------------------------------------------------------------
COMMITMENTS [notes 11 and 13]

SHAREHOLDERS' EQUITY
Share capital [note 7]
Authorized
Unlimited common shares
  200,000 Class B, non-voting,
          non-cumulative, special shares
          redeemable for $0.01 per share
  Issued
  1,509,913  common shares                                       1,383,371      338,613
             [968,010 in 1996 Issued ]
       (500) treasury shares                                          (715)        (715)
             [500 in 1996]
  66,600     Class B shares                                             --           --
             [22,000 in 1996]
---------------------------------------------------------------------------------------
                                                                 1,382,656      337,898
Additional paid-in capital                                         354,607           --
(Deficit)                                                       (1,439,261)  (1,398,460)
Currency translation adjustments                                     2,729          944
---------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                         300,731   (1,059,618)
---------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       2,145,676      760,526
=======================================================================================

See accompanying notes

TURBOTAK TECHNOLOGIES INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  AND DEFICIT

Year ended June 30                            Expressed in United States dollars


                                                          1997          1996          1995
                                                          $             $             $
---------------------------------------------------------------------------------------------
CONTRACT REVENUE AND SALES                             4,149,912     2,711,029     1,940,611
Contract costs and cost of sales                       2,600,389     1,770,769     1,419,630
---------------------------------------------------------------------------------------------
GROSS MARGIN                                           1,549,523       940,260       520,981
---------------------------------------------------------------------------------------------
EXPENSES
Selling, general and administrative                      813,633       645,189       551,739
Research and development [note 8]                        161,837        26,955        93,362
Engineering                                              211,222       129,763       114,478
Stock-based compensation                                 354,607            --            --
---------------------------------------------------------------------------------------------
                                                       1,541,299       801,907       759,579
---------------------------------------------------------------------------------------------
Income (loss) from operations                              8,224       138,353      (238,598)
---------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
Interest income                                            9,529        16,896        10,945
Interest expense                                              --        (8,036)      (87,519)
---------------------------------------------------------------------------------------------
                                                           9,529         8,860       (76,574)
---------------------------------------------------------------------------------------------
Income (loss) before income taxes                         17,753       147,213      (315,172)
Provision for (recovery of) income taxes [note 9]         58,554         5,583          (435)
---------------------------------------------------------------------------------------------
NET (LOSS) INCOME                                        (40,801)      141,630      (314,737)

(Deficit), beginning of year                          (1,398,460)   (1,540,090)   (1,225,353)
---------------------------------------------------------------------------------------------
 (DEFICIT), END OF YEAR                               (1,439,261)   (1,398,460)   (1,540,090)
=============================================================================================

(LOSS) EARNINGS PER SHARE: [note 10]
Primary                                                   $(0.03)        $0.14        $(0.33)
Fully diluted                                             $(0.03)        $0.11        $(0.33)
---------------------------------------------------------------------------------------------

See accompanying notes

TURBOTAK TECHNOLOGIES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


Year ended June 30                            Expressed in United States dollars

                                                          1997        1996        1995
                                                           $           $           $
-----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net  (loss) income                                       (40,801)    141,630    (314,737)
Add (deduct) charges to operations not requiring a
  current cash payment
   Depreciation                                           20,260      11,022       8,203
   (Gain) on sale of fixed assets                           (366)       (147)         --
   Stock-based compensation                              354,607          --          --
-----------------------------------------------------------------------------------------
                                                         333,700     152,505    (306,534)
Changes in non-cash working capital balances
  related to operations
  (Increase) decrease in accounts receivable            (349,142)    377,267    (354,824)
  Decrease in income taxes recoverable                    46,798      49,420     (46,240)
  Decrease (increase) in inventories                       4,108     (26,190)     12,856
  (Increase) decrease in deferred contract costs and
     unbilled revenue                                   (214,651)    (59,250)    212,064
  (Increase) in other current assets                     (89,782)     (7,533)     (2,623)
  (Decrease) increase in accounts payable and
     accrued charges                                    (352,357)   (209,693)    410,833
  Increase (decrease) in accrued commissions              31,321     (16,010)      2,610
  Interest payable on convertible debenture                   --          --      47,155
  Increase in income taxes payable                        12,836          --          --
  Increase (decrease) in unearned revenue and
     contract advances                                   160,684     (67,772)      4,922
-----------------------------------------------------------------------------------------

CASH (APPLIED TO) PROVIDED BY OPERATING ACTIVITIES      (334,977)    192,744     (19,781)
-----------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                 (17,071)    (44,565)     (1,593)
Proceeds on disposal of fixed assets                         366         147          --
Deposit and prepaid costs                               (366,582)         --          --
Advances to Sonic Environmental Systems, Inc.            (98,972)         --          --
-----------------------------------------------------------------------------------------
CASH (APPLIED TO) INVESTING ACTIVITIES                  (482,259)    (44,418)     (1,593)
-----------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Net (repayment) borrowing under line of credit                --    (222,222)     20,690
Issue (repurchase) of common shares                    1,044,758        (715)         --
Cash held in trust                                       (69,229)         --          --
Deposit on common share offering                         112,278          --          --

-----------------------------------------------------------------------------------------
CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES     1,087,807    (222,937)     20,690
-----------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                   (1,130)       (403)     (8,166)
-----------------------------------------------------------------------------------------

NET CASH PROVIDED (APPLIED) DURING YEAR                  269,441     (75,014)     (8,850)
Cash, beginning of year                                  137,406     212,420     221,270
-----------------------------------------------------------------------------------------
CASH, END OF YEAR                                        406,847     137,406     212,420
=========================================================================================

See accompanying notes

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



1. SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Canadian based Company designs and markets air pollution control systems including scrubber and spray nozzle systems. The scrubber systems are mainly targetted to the North America pulp and paper industry and other industrial manufacturers. The main markets for the nozzle systems are the cement and steel industries. The Company allocates resources to research and development to enhance the current product lines and their applications. Information on export sales is included in note 12.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are within the framework of the significant accounting policies summarized below:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and the following 100% owned Canadian based subsidiaries. Significant inter-company accounts and transactions have been eliminated in consolidation:
Turbotak Inc.
Turbotak Canada Inc.
Turbotak FGD Inc.
Turbotak U.S.A. Inc.
Turbotak VOC Inc.
Turbotak (Poland) Inc.
Turbosonic Inc.
Turbotak Technologies (Chile) Inc.

INVENTORIES

Raw materials are valued at the lower of actual cost and replacement cost on a first-in, first-out basis.

Finished goods are valued at the lower of cost and net realizable value on a first-in, first-out basis. Net realizable value is defined as selling price less estimated selling costs.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



1. SIGNIFICANT ACCOUNTING POLICIES CONT'D

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost and are amortized over their estimated useful lives on the declining balance basis at the following rates:

Vehicles           30%
Office equipment   20%
Other equipment    10%

Full depreciation is taken in the year of acquisition and none in the year of disposal.

ACCOUNTING FOR REVENUES AND LONG-TERM CONTRACTS

The Company derives revenue from long-term contracts which require performance [i.e. design, construction and performance testing] over a time span which may extend one or more accounting periods. Generally, the percentage-of-completion method is used to account for long-term contracts. For contracts involving significant uncertainty, such as the use of new technology, the completed contract method is used. Other revenues are recorded when products are shipped to the customer or services are performed.

The percentage-of-completion is determined by best available engineering estimates. When the current estimated costs to complete indicate a loss, such losses are recognized immediately for accounting purposes.

Contract revenues recorded under the percentage-of-completion method in excess of amounts billed are classified as deferred contract costs and unbilled revenue. Amounts billed in excess of revenue earned and work-in-process balances are classified as unearned revenue and contract advances.

GOVERNMENT GRANTS

Government grants are recorded when qualifying expenditures are incurred or the specific terms of grant contracts are fulfilled. Grants received in advance of the incurrence of qualifying expenditures are recorded as deferred grant revenue. Grants received to finance specific expenses are included in the statement of income as a reduction of these expenses. Grants received to finance capital expenditures are applied to reduce the cost of the related capital assets.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



1. SIGNIFICANT ACCOUNTING POLICIES CONT'D

INVESTMENT TAX CREDITS

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the statement of income as a reduction of expenses. Tax credits earned with respect to capital expenditures are applied to reduce the cost of the related fixed assets.

RESEARCH AND DEVELOPMENT EXPENDITURES

Research costs are expensed as incurred. Development costs [other than capital expenditures] are expensed as incurred. Expenditures are reduced by any related investment tax credits and government grants.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance against the deferred tax assets may be provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized.

ADVERTISING COSTS

All costs associated with advertising and promoting products are expensed as incurred. Advertising and promotion expense was $24,596 in 1997 [$14,013 in 1996 and $28,201 in 1995].

STOCK-BASED COMPENSATION

The Company grants subscription warrants for a fixed number of Class B shares to employees and options to employees and certain directors for common shares. The Company accounts for the warrant and option grants in accordance with APD Opinion No. 25, Accounting for Stock Issues to Employees, and, based on calculations whereby the exercise price approximates the share value, recognizes no compensation expense for the subscription warrant grants in 1996. For fiscal 1997 $354,607 was recognized in the period as compensation.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



1. SIGNIFICANT ACCOUNTING POLICIES CONT'D

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which provides an alternative to APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock-based compensation issued to employees. The Statement allows for a fair value based method of accounting for employee stock options and similar equity instruments. However, for companies that continue to account for stock-based compensation arrangements under Opinion No. 25, Statement No. 123 requires disclosure of the pro forma effect on net income and earnings per share of its fair value based accounting for those arrangements.

EARNINGS PER SHARE

Earnings per share is based on the average number of common and Class B shares outstanding during each year and non-dilutive common share equivalents. Fully diluted earnings per share assumes that the convertible debenture was converted at the beginning of the year unless the effect is anti-dilutive.

FOREIGN CURRENCY TRANSLATION

The Company maintains its accounts in Canadian dollars, the Company's functional currency. The financial statements have been translated into U.S. dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported separately as a component of shareholders' equity.

FOREIGN CURRENCY TRANSACTIONS

Monetary assets and liabilities are translated to the Company's functional currency equivalent at the year-end exchange rate. Revenues and expenses are translated to the Company's functional currency using the average exchange rate for each month. Non-monetary items are translated at their historical rate of exchange.

TURBOTAK TECHNOLOGIES INC.


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                Expressed in United States dollars



1. SIGNIFICANT ACCOUNTING POLICIES CONT'D

RISKS AND UNCERTAINTIES

In preparing these consolidated financial statements in accordance with generally accepted accounting principles in the United States, management was required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates include allowance for doubtful accounts, inventory obsolescence, investment tax credits and profitability on long-term contracts. Actual results could differ from those estimates.

Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable. The Company designs and sells environmental scrubbers and nozzles. Sales are made to end users of all sizes located primarily in North America. Receivables are unsecured. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable. Allowances recorded up to June 30, 1997 have not been material.

As of June 30, 1997 the Company had no customers that comprised more than 10% of the total trade receivable balance, [three customers that comprised 35% as at June 30, 1996]. For the year ended June 30, 1997, the Company had one customer that comprised 42% of total revenue.

Trade accounts receivable and trade accounts payable are received or paid in either U.S. or Canadian dollars. Accordingly, the Company is at risk of a loss for decreases in the value of the Canadian dollars relative to the U.S. dollar for trade accounts receivable and increases in the value of the Canadian dollar relative to the U.S. dollar for trade accounts payable. The Company does not use financial instruments to mitigate the foreign exchange.

The Company's cash balances are maintained in one Canadian chartered bank which is a AA rated financial institution.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options will be excluded. The Company has not yet determined what the impact of Statement 128 will be on the calculation of earnings per share.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars

1. SIGNIFICANT ACCOUNTING POLICIES CONT'D

In June 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the Company's financial statements for the year ended June 30, 1999. Under the new requirements, financial information about operating segments should be reported on the basis that is used internally by the Company for evaluating operating segments and resource allocation decisions. The Company has not determined the effect, if any, of this pronouncement on the segmented disclosures on its consolidated financial statements.

2. ACCOUNTS RECEIVABLE

                                                         1997       1996
                                                        $          $
------------------------------------------------------------------------
Trade accounts receivable                             679,643    337,208
Other receivables                                      36,050     30,942
Allowance for doubtful accounts                       (34,164)   (28,025)
------------------------------------------------------------------------
                                                      681,529    340,125
------------------------------------------------------------------------

Bad debt expense was $10,650 in 1997 [$33,431 in 1996 and $3,715 in 1995].

3. INVENTORIES

                                                       1997       1996
                                                         $          $
------------------------------------------------------------------------
Raw materials                                          47,816     35,778
Finished goods                                         85,054     78,060
Provision for inventory obsolescence                  (53,804)   (29,682)
------------------------------------------------------------------------
                                                       79,066     84,156
========================================================================

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



4. FIXED ASSETS

                                          ACCUMULATED   NET BOOK
                                  COST    DEPRECIATION   VALUE
             1997                  $           $           $
----------------------------------------------------------------
Vehicles                              --            --        --
Office equipment                 141,547       108,215    33,332
Other equipment                   62,963        26,078    36,885
----------------------------------------------------------------
                                 204,510       134,293    70,217
 ===============================================================

                                          ACCUMULATED   NET BOOK
                                  COST    DEPRECIATION   VALUE
             1996                  $           $           $
----------------------------------------------------------------
Vehicles                          13,997        13,997        --
Office equipment                 133,139        99,954    33,185
Other equipment                   56,788        15,696    41,092
----------------------------------------------------------------
                                 203,924       129,647    74,277
================================================================

5. DEPOSIT AND PREPAID COSTS

                                                 1997      1996
                                                   $         $
----------------------------------------------------------------
Purchase of bank claim                         245,436        --
Professional fees                              117,375        --
----------------------------------------------------------------
                                               362,811        --
================================================================

In connection with the proposed acquisition disclosed in note 13, the Company acquired a bank claim against Sonic Environmental Systems, Inc. ["Sonic"] and certain subsidiaries in the amount of $940,000. The amount includes $900,000 of principal and $40,000 of accrued interest. The purchase price was $250,000. If the acquisition is completed, the debt will be extinguished and accordingly it has been recorded as a deposit towards the acquisition of Sonic. Professional fees include legal and other costs incurred to June 30, 1997 related to the proposed acquisition.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



6. CONVERTIBLE DEBT

The convertible debt, with a face value of $1,000,000 Cdn, bears interest at bank prime rate plus 1% per annum. The principal is repayable in annual amounts beginning December 31, 1994 until December 31, 1998 and interest is payable monthly. The debenture holder waived entitlement to interest for the period July 1, 1995 to June 30, 1997. The debenture holder may convert, at any time, up to 100% of the debt into common shares at a price of $3.98 [$5.50 Cdn] per share. If less than 100% of the debt is converted, the Company has the right to pay out the entire amount and not issue the shares. If the Company accepts a partial conversion, the outstanding debt will bear interest at prime plus 1% and the principal will be repaid on an adjusted balance over the period until maturity. A price adjustment mechanism exists which could change the conversion price of $3.98 [$5.50 Cdn] per share to a range of $3.26 to $5.43 [$4.50 Cdn to $7.50
Cdn] based on the financial performance of the Company. As collateral for the convertible debt, the Company has provided a general security agreement covering all assets that subordinated to bank debt less than $579,500 [$800,000 Cdn].

Weighted average bank prime was 5.14% for the year ended June 30, 1997 [7.41% - 1996].

The required principal repayments are as follows:

                           $
--------------------------------
1995                      72,438
1996                     108,656
1997                     144,875
1998                     181,094
1999                     217,312
--------------------------------
                         724,375
================================

As at June 30, 1997 and 1996 the Company was in default of certain provisions of the debenture agreement including principal and interest payment requirements. As at June 30, 1997 the delinquent principal and interest payments, not waived, amounted to $724,375 and $51,927 respectively. As a result, the debenture holder may demand repayment of the outstanding balance.

During fiscal 1997, the debenture holder and the Company agreed to amend the debenture agreement, provided that certain events occur and conditions are met as specified by documentation exchanged between the two parties. The significant events and conditions relate to the acquisition and private placement referred to in note 13. The amendments provided for the conversion of debenture principal and unpaid interest to common shares of the Company at conversion rates of $3.26 and $2.54 [$4.50 Cdn and $3.50 Cdn] per share respectively and the granting to the debenture holder of an option to acquire up to 25,000 common shares of the Company at a price of $0.72 [$1 Cdn] per share for five years. Subsequent to the year-end, the debenture holder and the Company have agreed to a further amendment to the debenture agreement whereby the accrued interest of $51,927 will be waived and 290,562 common shares will be issued on the conversion of the $724,375 [$1,000,000 Cdn] principal amount.

On August 29, 1997, the debenture holder converted the principal amount as disclosed above. Accordingly, the debenture has been classified as a long-term liability in the accompanying financial statements. This will result in an expense of approximately $95,000 in 1998 that will be applied against income and paid-in capital.

Interest paid is as follows:

                                                       $
----------------------------------------------------------
1995                                                20,082
1996                                                   --
1997                                                   --
----------------------------------------------------------
                                                    20,082
==========================================================

7. SHARE CAPITAL

Common Shares

Two directors of the Company were granted options in fiscal 1995 to purchase 50,000 common shares each, at an exercise price of $0.72 [$1.00 Cdn] per share. As at June 30, 1997, all of the options were exercised for cash consideration of $72,966. In addition, on May 26, 1995, a director of the Company was granted an option to acquire 20,000 common shares for no additional consideration in respect of past services. As at June 30, 1997, the option was exercised.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



7. SHARE CAPITAL CONT'D

An option was granted during fiscal 1997 allowing all shareholders of record as at May 26, 1995, other than employees of the Company, to purchase one common share for every five common shares in the capital of the Company at an exercise price of $1.45 [$2.00 Cdn] per share. The option is to be exercised on or before the effective date of the Combination Agreement disclosed in note 13. As at June 30, 1997, 36,300 common shares were issued for a cash consideration of $53,447.

During fiscal 1997, employees of the Company were granted options to purchase common shares at an exercise price of $1.09 [$1.50 Cdn] per share. As a result, 100,000 common shares were issued for total cash consideration of $109,021. There are no further entitlements under this arrangement.

During fiscal 1997, the Company converted debt totalling $211,024 related to royalties, consulting fees and legal fees, into 62,655 common shares as payment.

An option was granted to an officer of Sonic Environmental Systems, Inc. during fiscal 1997 to purchase 50,000 common shares at an aggregate price of $0.72 [$1.00 Cdn]. This option was exercised before June 30, 1997.

A private placement of common shares was offered to selected parties for prices ranging from $2.90 to $3.62 [$4.00 Cdn to $5.00 Cdn] per share. The total number of common shares issued was 172,948 for total consideration of $598,299. An amount of $69,229 is being held in trust to fund the working capital requirements of Sonic Environmental Systems, Inc. pending completion of the acquisition disclosed in note 13. In anticipation of an offering of common shares, certain groups gave funds amounting to $112,278 to the Company during fiscal 1997.

The changes in issued common shares are as follows:

                                     #            $
------------------------------------------------------------------------------
BALANCE, JUNE 30, 1995             968,010      338,613
Repurchase of shares                  (500)        (715)
------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996             967,510      337,898
Director options exercised         120,000       72,966
Shareholder options exercised       36,300       53,447
Employee options exercises         100,000      109,021
Conversion of debt                  62,655      211,024
Private placement                  172,948      598,299
Officer option exercised            50,000            1
------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997           1,509,413    1,382,656
--------------------------------------------------------------------------------

The Company entered into an agreement with the debenture holder that resulted in the conversion of the debenture principal to common shares as disclosed in note 6.

Redeemable Class B Special Shares

The Company is entitled to redeem any or all of the special shares issued to employees at any time or times in the event that any holder of the special shares, prior to such shares being vested, dies, voluntarily leaves employment of the company, withdraws employee services for at least twelve months due to medical reasons, is subject to an order under the Family Law Act or is adjudged by a Court to be unable to manage the special shareholder's own affairs.

The special shares will become vested and no longer subject to redemption by the Company upon resolution of the Board of Directors of the Company.

On the liquidation, dissolution or winding up of the Corporation, the holders of the common shares and special shares shall be entitled to receive, pro rata, the assets of the Company.

TURBOTAK TECHNOLOGIES INC.


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                Expressed in United States dollars



7. SHARE CAPITAL CONT'D

In prior years, as part of its discretionary incentive plan, the Company issued subscription warrants to employees which, upon becoming vested, may be redeemed for Class B shares at a price of $0.001. In the past, the vesting period ranged from one day to three years upon the discretion of the President of the Company. As a result of a resolution of the Board of Directors, the outstanding warrants may now be exercised at the earliest of the original vesting date, the effective date of the Combination Agreement discussed in note 13 or the date the Company goes public. The warrants expire five years after they are vested. The number of subscription warrants issued is determined by the President of the Company up to an accumulated total of 200,000.

The changes in subscription warrants are as follows:


                             #
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1995     69,400
Warrants issued             9,000
Warrants exercised        (22,000)
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996     56,400
Warrants exercised        (44,600)
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997     11,800
-------------------------------------------------------------------------------

Stock-based Compensation

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee and director stock options and subscription warrants under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 6.44% [7.97% in 1996], dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of .5 and a weighted-average expected life of the options of one month [three years in 1996].

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option value models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee and director stock options and subscription warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee and director stock options and subscription warrants.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars



7. SHARE CAPITAL CONT'D

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                       1997        1996
                                                       $           $
-------------------------------------------------------------------------------

Pro forma net (loss) income                          (41,541)    141,623

Pro forma (loss) earnings per share
 Primary                                               (0.03)       0.14
 Fully diluted                                         (0.03)       0.11

8. RESEARCH AND DEVELOPMENT EXPENSES

                                            1997        1996        1995
                                           $           $           $
-------------------------------------------------------------------------------

Expenses incurred                        169,156     168,803     300,312
Investment tax credits                        --      (3,652)    (45,385)
Government grants                         (7,319)   (138,196)   (161,565)
--------------------------------------------------------------------------------
                                         161,837      26,955      93,362
================================================================================

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


June 30, 1997                                 Expressed in United States dollars


9. INCOME TAXES

                                                1997                  1996              1995
                                            $          %          $         %        $         %
------------------------------------------------------------------------------------------------------
Provision for income taxes based
   on basic Canadian federal
   income tax rates                          5,167     29.12     42,606    29.12    (91,351)  (29.08)

Provision for income taxes based
   on basic Canadian provincial
   income tax rates                          2,750     15.50     22,772    15.50    (48,575)  (15.50)

Increase (decrease) resulting from -
   Stock-based compensation                158,226    892.74         --       --         --       --
   Small business deduction                (32,204)  (181.50)        --       --         --       --
   Realization of loss carryforwards
      from prior years                    (147,529)  (831.45)   (59,795)  (40.83)        --       --
   Benefits of loss carryforwards not
      recognized                            72,144    406.58         --       --    139,491    44.72
------------------------------------------------------------------------------------------------------
                                            58,554    330.99      5,583     3.79       (435)   (0.14)
======================================================================================================

The Company is eligible for investment tax credits with respect to qualifying scientific research and experimental development expenditures. An amount of approximately $4,000 relating to investment tax credits for the 1996 year and approximately $45,000 for the 1995 year is included in income taxes recoverable on the balance sheet as at June 30, 1997 and is subject to review and audit by Revenue Canada. As a result of uncertainty related to Revenue Canada's current assessing practices regarding claims for scientific research and experimental development expenditures, no amount has been accrued for potential investment tax credits in 1997. Although the Company has used its best judgement and understanding of the related income tax legislation in determining this amount it is possible that the amounts could change by a material amount dependent on the review and audit by Revenue Canada.

The Company has filed additional claims for investment tax credits related to prior years. The benefit of these claims, if any, will be recognized in the Company's accounts following audit and approval by Revenue Canada. It is possible that the amount could be material.

TURBOTAK TECHNOLOGIES INC.


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 1997                                 Expressed in United States dollars


9. INCOME TAXES CONT'D

The Company and its subsidiaries have unutilized, non-capital losses at June 30, 1997 available of approximately $695,000 for Canadian income tax purposes to carry forward to future years, which expire in the years 1999 through 2004. If claims for investment tax credits related to prior years are successful, the amount of non-capital losses may be reduced. In addition, the Company has unclaimed scientific research and experimental expenditures for Canadian tax purposes of approximately $82,000 that may be carried forward indefinitely to reduce taxable income in future years. The benefit of the above amounts has not been recognized in the accompanying financial statements.

Deferred tax liabilities and assets are comprised of the following as at June
30:

                                                       1997        1996        1995
                                                        $           $           $
---------------------------------------------------------------------------------------
Margin inclusion on % complete contracts                   --      19,387      16,252
---------------------------------------------------------------------------------------
TOTAL CURRENT DEFERRED TAX LIABILITIES                             19,387      16,252

Scientific research and development expenditures           --       9,036       3,618
Net operating loss carryforward                            --      10,351      12,634
---------------------------------------------------------------------------------------
TOTAL CURRENT DEFERRED TAX ASSETS                          --      19,387      16,252
Valuation allowance for deferred tax assets                --          --          --
---------------------------------------------------------------------------------------
NET CURRENT DEFERRED TAX LIABILITY (ASSET)                 --          --          --
=======================================================================================
Book over tax depreciation                                262         738         339
Net operating loss carryforward                       325,046     245,668     337,095
---------------------------------------------------------------------------------------
TOTAL NON-CURRENT DEFERRED TAX ASSETS                 325,308     246,406     337,434
Valuation allowance for deferred tax assets          (325,308)   (246,406)   (337,434)
---------------------------------------------------------------------------------------
NET NON-CURRENT DEFERRED TAX LIABILITY (ASSET)             --          --          --
=======================================================================================

TURBOTAK TECHNOLOGIES INC.


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 1997                                 Expressed in United States dollars


10. EARNINGS PER SHARE

The weighted average number of shares outstanding for fiscal 1997 was 1,306,261 [1,037,744 in 1996].

Primary loss per share is $(0.03). Primary earnings per share was $0.14 in 1996 after giving effect to the common shares to be issued pursuant to the warrant options and the convertible debt holder option.

Fully diluted loss per share is $(0.03). Fully diluted earnings per share was $0.11 in 1996 after giving effect to the common shares to be issued pursuant to the convertible debt agreement.

11. COMMITMENTS

The Company has entered into operating leases for office equipment and premises. Minimum annual payments under these leases for years after June 30, 1997 are as follows:

                                                                             $
-------------------------------------------------------------------------------
1998                                                                     37,584
1999                                                                     11,192
2000                                                                      6,845
2001                                                                      2,608
2002                                                                      2,608
--------------------------------------------------------------------------------
                                                                         60,837
================================================================================

Rental expense for office equipment and premises was $57,284 in 1997 [$52,544 in 1996 and $62,121 in 1995].

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 1997                                 Expressed in United States dollars

12. EXPORT SALES

                                                1997          1996          1995
                                                 $              $            $
--------------------------------------------------------------------------------
Domestic                                     812,348       804,843       733,018
USA                                        3,243,092     1,666,185       844,029
Chile                                         14,881        48,427        20,551
Dominican Republic                            25,875       181,229       301,523
Australia                                     41,207        10,345            --
Spain                                         12,509            --            --
Mexico                                            --            --        34,523
Taiwan                                            --            --         6,967

13. PROPOSED ACQUISITION

During fiscal 1997, the Company entered into certain transactions and agreements involving Sonic Environmental Systems, Inc. ["Sonic"], a U.S. public corporation, that are intended to result in the shareholders of the Company acquiring control of Sonic.

The Company acquired a bank claim, including accrued interest, against Sonic and certain subsidiaries in the amount of $940,000 for consideration of $250,000. The Company also advanced Sonic approximately $200,000 of which approximately $100,000 has been repaid.

On September 16, 1996, Sonic consented to the entry of an Order for Relief under Chapter 11 of the United States Bankruptcy Code. On July 3, 1997 the Bankruptcy Court confirmed the Debtors' First Amended Plan of Reorganization ["Plan"]. Subsequent to the approval, the Plan was modified and a Combination Agreement was drawn up between the Company and Sonic to be approved by the shareholders of the Company.

Pursuant to the Plan and Combination Agreement, upon the effective transaction date, which is to be determined following approval by the Company's shareholders, Sonic will amend its certificate of incorporation to change its name to TurboSonic Technologies, Inc. ["TurboSonic"]. TurboSonic will incorporate a subsidiary corporation ["TurboSonic Canada"] in the Province of Ontario, Canada which will be authorized to issue Class A and Class B common shares. TurboSonic will subscribe for 100% of TurboSonic Canada's Class A shares in exchange for a nominal capital contribution.

TURBOTAK TECHNOLOGIES INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 1997                                 Expressed in United States dollars

13. PROPOSED ACQUISITION CONT'D

Also, on the effective transaction date, the holders of the common and Class B shares of the Company, will exchange their shares for TurboSonic Canada's Class B shares, which will be distributed to each shareholder of the Company on a pro rata basis in accordance with their respective equity interest in the Company. As a result of this exchange, the Company will become a wholly-owned subsidiary of TurboSonic Canada. The Class B shares of TurboSonic Canada shall be exchangeable, at the election of the holders of such shares, into an equivalent number of such shares of TurboSonic.

The exchangeable shares of TurboSonic Canada will represent 82% of the outstanding shares of TurboSonic. Approximately 13% of the shares of TurboSonic will be issued to the existing shareholders of Sonic and the balance will be issued in accordance with the Plan to unsecured creditors and other identified interests.

The bank claim purchased by the Company, will be extinguished on the effective date.

In connection with the above acquisition, the holder of the convertible debt has agreed to amend the debenture agreement and has indicated its intention to convert the principal amount to share capital as disclosed in note 6.

The acquisition, if completed, will be accounted for as a reverse takeover in accordance with accounting principles generally accepted in the United States whereby the Company will be considered to be the acquirer. In the accompanying financial statements, the costs incurred by the Company to date have been recorded as disclosed in note 5.

                TURBOSONIC TECHNOLOGIES, INC. AND SUBSIDIARIES

                  (PRO FORMA CONSOLIDATED BALANCE SHEET)

             (Unaudited - Expressed in United States Dollars)

                                                            Sonic             Turbotak
                                                        Environmental       Technologies        pro forma
                                                        Systems, Inc.           Inc.           adjustments        Pro forma
                                                        -------------       ------------       ------------     ------------
                              Assets
Current Assets:
   Cash                                                  $    174,786       $    406,847       $    69,229 a    $    650,862
   Cash held in trust                                               0             69,229           (69,229)a               0
   Contract and accounts receivable, net of
     allowance for doubtful accounts of $101,941              187,214            681,529            32,583 g         901,326
   Advances to Sonic Environmental Systems, Inc.                                  97,954           (97,954)e               0
   Costs and estimated earnings in excess of
     billings on uncompleted contracts                         35,662            275,273                             310,935
   Inventories                                                 79,159             79,066                             158,225
   Other current assets                                         5,090            102,750                             107,840
                                                         ------------       ------------       -----------      ------------
                                                              481,911          1,712,648           (65,371)        2,129,188

Equipment and leasehold improvements,
 at cost, net of accumulated depreciation                      71,386             70,217                             141,603

Reorganization costs                                                0            362,811           121,502 a               0
                                                                                                  (484,313)a
Investment in unconsolidated subsidiaries                      10,746                  0                              10,746

Goodwill                                                            0                  0         1,589,893 a       1,589,893

Other assets                                                   88,562                  0                              88,563
                                                         ------------       ------------       -----------      ------------
            Total assets                                 $    652,605       $  2,145,676       $ 1,161,711      $  3,959,993
                                                         ============       ============       ===========      ============
      Liabilities and Stockholders' Equity
Current Liabilities:
   Note Payable                                          $    100,000       $          0         ($100,000)e    $          0
   Accounts payable - trade                                   199,416            489,509                             688,925
   Accrued expenses                                           438,024            367,679           121,502 a
                                                                                                  (112,278)f         763,000
                                                                                                   (51,927)d
   Income taxes payable                                             0             12,703                              12,703
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                         30,432            250,679                             281,111
                                                         ------------       ------------       -----------      ------------
                                                              767,872          1,120,570          (142,703)        1,745,740

Convertible debt                                                    0            724,375          (724,375)d               0
                                                         ------------       ------------       -----------      ------------
                                                              767,872          1,844,945          (867,078)        1,745,740
                                                         ------------       ------------       -----------      ------------

Stockholders' Equity
   Share Capital                                              984,737          1,382,656          (984,737)a       3,294,132
                                                                                                   776,311 d
                                                                                                    32,583 g
                                                                                                   112,278 f
                                                                                                   990,304 a
   Capital in excess of par value                           9,688,122            354,607        (9,688,122)a         354,607
   Accumulated deficit                                    (10,788,126)        (1,439,261)       10,788,126 a      (1,439,261)
   Currency translation adjustments                                                2,729             2,046             4,775
                                                         ------------       ------------       -----------      ------------
            Total Stockholders' Equity                       (115,267)           300,731         2,028,789         2,214,253
                                                         ------------       ------------       -----------      ------------
            Total Liabilities and Stockholder Equity     $    652,605       $  2,145,676       $ 1,161,711      $  3,959,993
                                                         ============       ============       ===========      ============

               TURBOSONIC TECHNOLOGIES, INC. AND SUBSIDIARIES

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

              (Unaudited-Expressed in United States Dollars)

                                                   Sonic                Turbotak
                                               Environmental          Technologies         Pro forma
                                                Systems, Inc.             Inc.            adjustments        Pro forma
Original equipment revenue                     $      891,036         $    2,992,215      $         0     $   3,883,251

Rehabilitation, maintenance and                     1,168,492              1,157,697                0         2,326,189
  spare parts revenue
                                               --------------         --------------      -----------     -------------
       Total revenue                                2,059,528              4,149,912                0         6,209,440
                                               --------------         --------------      -----------     -------------

Cost of original equipment                            601,509              1,871,007                0         2,472,516

Cost of rehabilitation, maintenance and               523,379                729,382                0         1,252,761
   spare parts
                                               --------------         --------------      -----------     -------------
       Total costs                                  1,124,888              2,600,389                0         3,725,277
                                               --------------         --------------      -----------     -------------

       Gross profit                                   934,640              1,549,523                0         2,484,163

Selling, general and administrative                 1,223,827              1,166,432         (250,141)b       2,140,118

Depreciation & amortization                           159,856                 20,260          158,989 c         339,105

Stock-based compensation                                    0                354,607         (354,607)h               0
                                                -------------         --------------      -----------     -------------

Gain (loss) from operations                          (449,043)                 8,224         (445,759)            4,940

Interest income (expense)                             (43,715)                 9,529                0           (34,186)

Other income                                           33,431                      0                0            33,431
                                               --------------         --------------      -----------     -------------
Net income (loss) from continuing
   operations before income taxes                    (459,327)                17,753         (445,759)            4,185

Income taxes                                                0                 58,554                0            58,554
                                               --------------         --------------      -----------     -------------
Net Income (Loss)                                   ($459,327)              ($40,801)       ($445,759)         ($54,369)
                                               ==============         ==============      ===========     =============

                        NOTES TO PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

               (UNAUDITED - EXPRESSED IN UNITED STATES DOLLARS)

1. BASIS OF PRESENTATION

The accompanying pro forma financial information has been prepared by management of TurboSonic Technologies, Inc. ["TurboSonic"] for inclusion in an 8-K filing to the Security and Exchange Commission and gives effect to the reorganization and merger of Turbotak Technologies Inc. ["Turbotak"] and Sonic Environmental Systems, Inc. ["Sonic"].

The pro forma balance sheet is based on the historical financial positions of Turbotak and Sonic as at June 30, 1997 and August 27, 1997 respectively, adjusted to reflect the proposed reorganization disclosed in note 3, assuming the transactions had occurred on June 30, 1997. The proforma statement of income assumes the proposed reorganization occurred at the beginning of the respective 1997 fiscal years of Turbotak and Sonic.

The pro forma financial information has been compiled from the audited balance sheet of Turbotak as at June 30, 1997 and the unaudited balance sheet of Sonic as at August 27, 1997 and the audited statements of income of Sonic for the year ended April 30, 1997 and of Turbotak for the year ended June 30, 1997. The pro forma adjustments explained in note 3 include the following adjustments:

i) Allocation of the purchase price to the individual assets and liabilities of Sonic.

ii)  The elimination of intercompany transactions.

iii) The extinguishment of debt arising from the reorganization and the Sonic bankruptcy proceedings.

iv)  The elimination of expenses related to the bankruptcy proceedings.

v) The elimination of amortization of intangible assets (patents) and the recording of amortization of goodwill arising from the purchase price allocation.

vi) The conversion to share capital of the convertible debt payable by Turbotak.

The pro forma financial information should be read in conjunction with the audited Turbotak financial statements as at June 30, 1997 included with the 8-K filing and Sonic's 10-KSB filing as at April 30, 1997.

                        NOTES TO PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

               (UNAUDITED - EXPRESSED IN UNITED STATES DOLLARS)

1. BASIS OF PRESENTATION CONT'D

The pro forma financial information presented in these pro forma financial statements results from the application of certain assumptions to historical financial data. It is not intended to represent future financial conditions or operating results.

2. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the pro forma consolidated balance sheet and the pro forma consolidated statement of income are described in notes 1 and 2 respectively to the financial statements of Turbotak and Sonic and include the following additional policy:

     GOODWILL

     Goodwill represents the excess of the purchase price over values attributed to the underlying net identifiable assets of Sonic and will be amortized on a straight-line basis over 10 years.

3. PRO FORMA TRANSACTIONS

The pro forma consolidated balance sheet and pro forma consolidated statement of income give effect to the reorganization that is outlined in the audited Turbotak financial statements as at June 30, 1997 and the Sonic 10-KSB and audited financial statements as at April 30, 1997.

In accordance with the Plan of Reorganization [the Plan] as approved by the Bankruptcy Court, the former shareholders of Turbotak have effectively acquired approximately 82% of the outstanding common shares of Sonic through ownership of exchangeable shares of a wholly-owned Canadian subsidiary of Sonic. The transactions are accounted for as a reverse acquisition whereby Turbotak is considered to be the acquirer. For purposes of these pro forma financial statements, the purchase price consists of the reorganization costs incurred by Turbotak, the amount paid by Turbotak to acquire the bank note payable by Sonic and the value attributed to the shares of Turbotak deemed to be exchanged for 18% of Sonic shares as summarized below. A value of $0.73 per share has been attributed to the Turbotak shares (after conversion at the rate of one Turbotak share to 4.2303 Sonic shares) on the basis of recent share transactions.

                        NOTES TO PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

               (UNAUDITED - EXPRESSED IN UNITED STATES DOLLARS)

3. PRO FORMA TRANSACTIONS CONT'D

Management has made an allocation of the purchase price among the individual assets and liabilities of Sonic as follows:

Current assets                                        $  481,911
Capital assets                                            71,386
Other assets                                              99,308
                                                      ----------
                                                         652,605
Current liabilities                                      767,881
                                                      ----------
                                                        (115,276)
Goodwill                                               1,589,893
                                                      ----------
Total Acquisition Cost                                $1,474,617
                                                      ==========

The above allocation is based on management's best estimates.

Pro forma adjustments are as follows:

a)   to record the acquisition of Sonic.
b)   to eliminate the expenses of the bankruptcy proceedings.
c)   to record the amortization of goodwill.
d)   to record the conversion of the convertible debenture and unpaid interest.
e)   to eliminate intercompany transactions.
f) to record at merger the issuance of 31,000 shares for which cash had previously been advanced.
g) to record an additional sale of 4,000 common shares subsequent to June 30, 1997 and the exercise of option for 25,000 common shares.
h) to eliminate charge for stock-based compensation related to the reorganization.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 1998          TURBOSONIC TECHNOLOGIES, INC.
                                           (registrant)



                              By: /s/Patrick Forde
                                  --------------------------------
                                  Patrick Forde
                                  Secretary

                                       4